                                                                     EXHIBIT 2.1

                        ASSET SALE AND PURCHASE AGREEMENT

                                      AMONG

                CAROLINA WHOLESALE OFFICE MACHINE COMPANY, INC.,

                                    as Buyer,

                                       and

                           ARLINGTON INDUSTRIES, INC.,

                                    as Seller

                                       and

                       DAISYTEK INTERNATIONAL CORPORATION

                   (for the limited purposes set forth herein)

                           Dated as of August 20, 2003

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                                TABLE OF CONTENTS
                                -----------------

SECTION 1.  DEFINITIONS........................................................1

SECTION 2.  PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES..................10

   2.1   Transferred Assets...................................................10
   2.2   Liabilities..........................................................10
   2.3   Excluded Assets......................................................11

SECTION 3.  DEPOSIT AND PURCHASE PRICE........................................12

   3.1   Deposit..............................................................12
   3.2   Purchase Price.......................................................12
   3.3   Payments at Closing..................................................12
   3.4   Allocation of Purchase Price.........................................13
   3.5   Closing Date and Post-Closing Adjustments............................13

SECTION 4.  CLOSING...........................................................15

   4.1   Closing Date.........................................................15
   4.2   Transfer of Assets...................................................15
   4.3   Prorations as of the Closing Date; Property Tax Payments.............15
   4.4   Taxes................................................................16
   4.5   Transfer Taxes.......................................................16

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER..........................17

   5.1   Authorization for Agreement; Consent and No Violation................17
   5.2   Organization.........................................................17
   5.3   No Finder's Fee......................................................17
   5.4   Title................................................................18

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................18

   6.1   Authorization for Agreement; Consents and No Violations..............18
   6.2   Organization.........................................................19
   6.3   Finder's Fees........................................................19
   6.4   No Rights or Options to Purchase.....................................19
   6.5   Financing............................................................19

SECTION 7.  COVENANTS.........................................................19

   7.1   Seller's Chapter 11 Bankruptcy Case..................................19
   7.2   Break-Up Fee.........................................................20

                                       i

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   7.3   Seller's Employees...................................................20
   7.4   Access...............................................................21
   7.5   Conduct of the Business..............................................22
   7.6   Notification.........................................................22
   7.7   Injunctions..........................................................22
   7.8   Additional Agreements................................................22
   7.9   Cure Amounts.........................................................22
   7.10  Collection of Accounts Receivable....................................22
   7.11  Seller and Daiseytek International Corporation Non-Interference......23

SECTION 8.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.......................24

   8.1   Representations and Warranties True..................................24
   8.2   Compliance with Agreement............................................24
   8.3   Bankruptcy Court Approval............................................24
   8.4   Compliance with Applicable Law.......................................24
   8.5   No Injunctions.......................................................24
   8.6   Transaction Documents................................................24
   8.7   Absence of Material Changes..........................................24

SECTION 9.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS......................25

   9.1   Representations and Warranties True..................................25
   9.2   Compliance with Agreement............................................25
   9.3   Bankruptcy Court Approval............................................25
   9.4   Compliance with Applicable Law.......................................25
   9.5   No Injunctions.......................................................25
   9.6   Transaction Documents................................................25

SECTION 10. TERMINATION, BREAK-UP FEE AND REMEDIES............................26

   10.1  Termination and Abandonment..........................................26
   10.2  Break-Up Fee.........................................................27
   10.3  Seller's Remedies....................................................27

SECTION 11. [INTENTIONALLY OMITTED]...........................................27

SECTION 12. MISCELLANEOUS.....................................................27

   12.1  Survival of Representations and Warranties and Covenants.............27
   12.2  Expenses.............................................................28
   12.3  Assignment...........................................................28
   12.4  Governing Law........................................................28
   12.5  Amendment and Modification; Waiver...................................28
   12.6  Notices..............................................................28
   12.7  Entire Agreement.....................................................29

                                       ii

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   12.8  Successors...........................................................30
   12.9  Counterparts.........................................................30
   12.10 Headings.............................................................30
   12.11 Exhibits and Disclosure Schedule.....................................30
   12.12 Jurisdiction.........................................................30
   12.13 Rules of Construction................................................30
   12.14 Access to Information................................................30
   12.15 Public Announcements.................................................31
   12.16 Severability.........................................................31
   12.17 No Third Party Beneficiaries.........................................31
   12.18 "AS IS" TRANSACTION..................................................31

Exhibits
--------

A        Procedure Approval Order
B        Form of Deposit and Post-Closing Adjustment Escrow Agreement
C        Form of Bill of Sale and Assignment
D        Form of Assumption Agreement

Disclosure Schedules
--------------------

Section 1           Assumed Contracts
Section 2.3(n)      Other Excluded Assets
Section 3.5(a)(ii)  Cure Amounts
Section 5.1(b)      Required Consents
Section 5.1(c)      Conflicts, Defaults, and Liens
Section 5.3         Seller's Broker
Section 6.1(b)      Required Consents
Section 6.1(c)      Conflicts and Defaults

                        ASSET SALE AND PURCHASE AGREEMENT
                        ---------------------------------

     THIS ASSET SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into this 20th day of August, 2003, by and among ARLINGTON INDUSTRIES, INC., a debtor-in-possession and a Delaware corporation ("Seller"), DAISYTEK INTERNATIONAL CORPORATION, a Delaware corporation (concerning solely its obligations pursuant to Sections 2.1, 7.3(a) and 7.11 hereof) and CAROLINA WHOLESALE OFFICE MACHINE COMPANY, INC., a North Carolina corporation ("Buyer").

                                   WITNESSETH:

     WHEREAS, Seller is engaged in the business of distributing computer and office supplies and products (the "Business");

     WHEREAS, Seller desires to sell, assign, transfer and convey to Buyer certain assets used or held for use in the Business, and Buyer desires to acquire such assets, all upon the terms and conditions set forth herein;

     WHEREAS, in connection with such purchase and sale, Buyer will assume certain liabilities and obligations of Seller as more fully described herein, all upon the terms and conditions set forth herein;

     WHEREAS, Seller is currently operating as a debtor in possession pursuant to chapter 11 of title 11 of the United States Code under the administratively consolidated cases styled Daisytek, Incorporated et al., Case No. 03-34762 (the "Bankruptcy Cases"), presently pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), and Seller, upon proper approval and authorization from the Bankruptcy Court, may sell and assign assets outside of the ordinary course of business in accordance with 11 U.S.C Sections 363 and 365;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS.
                 -----------

     The following terms used in this Agreement shall have the following meanings unless some other meaning is clearly intended:

     "Accounts Receivable" means all of the trade notes or accounts receivable arising out of Inventory sold or shipped or services performed in connection with the operation of or relating to the Business.

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that

Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

     "Applicable Law" means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.

     "Assumed Contracts" means (i) all Contracts which relate to the Business or the Transferred Assets and are listed on Disclosure Schedule, Section 1 (including, without way of limitation, the Noncompetition Agreements to the extent such agreements may be assigned by Seller and/or Daisytek International Corporation) (collectively, the "Scheduled Contracts"), (ii) all Contracts that are entered into or assumed by Seller between the date of this Agreement and the Effective Time in the ordinary course of business that relate solely to the Business or the Transferred Assets (the "Post Execution Contracts"); provided that all such Post Execution Contracts, other than Contracts that pertain to the purchase or sale of Inventory in the ordinary course, must have been approved in writing by Buyer, such approval not to be unreasonably withheld, and (iii) all other Contracts that relate to the Business or the Transferred Assets and are neither Scheduled Contracts nor Post Execution Contracts, to the extent Buyer expressly requests to assume such Contracts as provided in Section 7.8 hereof (the "Requested Contracts").

     "Assumed Liabilities" has the meaning assigned to such term in Section 2.2(a) of this Agreement.

     "Bankruptcy Cases" has the meaning assigned to such term in the fourth recital of this Agreement.

     "Bankruptcy Code" means title 11 of the United States Code, as amended.

     "Bankruptcy Court" has the meaning assigned to such term in the fourth recital of this Agreement.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended.

     "Break-Up Fee" has the meaning assigned to that term in Section 7.2 of this Agreement.

     "Business" has the meaning assigned to such term in the first recital of this Agreement.

     "Business Day" means any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in Dallas, Texas generally are closed for business other than the retail depository business.

     "Business Employee" has the meaning assigned to such term in Section 7.3(a) of this Agreement.

     "Buyer" has the meaning assigned to such term in the preamble to this Agreement.

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     "Claim" means any: (A) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     "Closing" means the closing of the transactions contemplated by this Agreement.

     "Closing Date" has the meaning assigned to such term in Section 4.1 of this Agreement.

     "Closing Day Payment" has the meaning assigned to that term in Section 3.3(a)(ii).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the official committee of unsecured creditors appointed under Section 1102 of the Bankruptcy Code in the Bankruptcy Cases.

     "Contracts" means all contracts, commitments, understandings, binding arrangements, unexpired leases of real and personal property, licenses, purchase orders and all other legally binding arrangements to which Seller is a party relating to the Business or the Transferred Assets or to which any of the Transferred Assets is subject.

     "Cure Amounts" has the meaning assigned to that term in Section 2.2(a)(v) of this Agreement.

     "Current Accounts Receivable" means those Seller's Accounts Receivable which are less than One Hundred Twenty (120) days old on the day before the Closing Date (reduced by the aggregate amount of any and all outstanding customer credits).

     "Deposit" has the meaning assigned to such term in Section 3.1 of this Agreement.

     "Deposit and Post-Closing Adjustment Escrow Agreement" has the meaning assigned to such term in Section 3.1 of this Agreement.

     "Disclosure Schedule" means the exhibit attached hereto and made a part hereof containing schedules with specific disclosures regarding this Agreement.

     "Effective Time" has the meaning assigned to that term in Section 4.2 of this Agreement.

     "Equipment" means all machinery and equipment, spare parts, furniture, office equipment, computer equipment and hardware, fittings, tools, apparatus, signage, maintenance equipment, vehicles and rolling stock and other personal property of any kind or type that is used or held for use in connection with Business.

     "Escrow Agent" has the meaning assigned to such term in Section 3.1 of this Agreement.

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     "Estimated Transfer Taxes" has the meaning assigned to such term in Section
4.5(c) of this Agreement.

     "Excluded Assets" has the meaning assigned to such term in Section 2.3 of this Agreement.

     "Excluded Contract" has the meaning assigned to such term in Section 2.3(f) of this Agreement.

     "Excluded Liabilities" has the meaning assigned to such term in Section 2.2(b) of this Agreement.

     "Excluded Records" has the meaning assigned to such term in the definition of "Records."

     "Final Order" means an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal or motion for rehearing or new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all material respects without the possibility for further appeal or rehearing thereon, (b) as to which the time for instituting an appeal or motion for rehearing or new trial shall have expired, and (c) as to which no stay is in effect.

     "GAAP" means generally accepted accounting principles that have been established in the United States.

     "Governmental Authority" means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any United States or foreign, federal, state or local government, including any governmental authority, agency, department, board, commission or instrumentality of such government or any political subdivision thereof, and any tribunal, court or arbitrator(s) of competent jurisdiction, and shall include the Bankruptcy Court.

     "Improvements" means any and all buildings, structures, fixtures or other improvements attached or affixed to any real property.

     "Income Taxes" means income, franchise or other Taxes measured by or based upon income or profits or interest or penalties thereon.

     "Indebtedness" shall mean, with respect to Seller the following: (a) all obligations, including interest, prepayment penalties, late charges and collection fees thereon, for borrowed money, (b) all obligations, including interest, prepayment penalties, late charges and collection fees thereon, evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) capital lease obligations, (e) all obligations or liabilities of others secured by a Lien on any asset owned by Seller whether or not such obligation or liability is assumed by Seller, (f) all obligations, contingent or otherwise, in respect of any letter of credit or bankers acceptances, (g) all guaranties, and
(h) all obligations incurred in accordance with Section 364(b), (c) or (d) of the Bankruptcy Code.

     "Independent Contractor" has the meaning assigned to that term in Section 7.11(b) of this Agreement.

     "Intellectual Property" has the meaning assigned to that term in the definition of "Transferred Assets."

     "Intellectual Property Rights" means all intellectual property rights, including both statutory and common law rights, throughout the world, as applicable, in or to any (a) patents, patent applications and invention disclosure, (b) copyrights, registrations, renewals and applications for registrations thereof, (c) trade secrets, know-how and confidential information, or (d) trademarks, trade names, service marks, trade dress, product configurations, slogans, logos and any applications and registrations therefore, excluding any such intellectual property rights using or including the name "Daisytek."

     "Inventory" means (i) all inventories of Seller consisting of finished goods, samples, and labels, cartons and packaging materials that are used in connection with, are held for use solely in, or otherwise relate solely to, the operations of the Business and (ii) all raw materials and work-in-process of Seller that are used in connection with, are held for use solely in, or otherwise relate solely to, the Business.

     "Law" means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued or entered by a Governmental Authority.

     "Leased Real Property" means all of Seller's leasehold interests in real property, together with all Improvements, easements, privileges, and appurtenances pertaining or belonging thereto, which are used or held for use in the Business.

     "Liability" means any liability, obligation, debt or commitment of any kind (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether legal or equitable, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgage, pledge, security interest, encumbrance, lien, right of first refusal, right of consent or approval, right of termination or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Seller other than to the extent caused by (a) the transactions contemplated and the restrictions and limitations imposed on the Business and the Seller by this Agreement, (b) generally applicable financial, economic, political, banking, currency, capital market or other similar conditions, or (c) conditions generally affecting the industry in which the Business or Seller operates.

     "Noncompetition Agreements" means any and all agreements between Seller or Daisytek International Corporation, on the one hand, and any employee, agent, independent contractor or consultant of Seller, on the other hand, restricting or limiting in any manner such employee's, agent's, independent contractor's or consultant's right to compete with Seller or to use or disclose confidential or proprietary information of Seller, or pertaining to Seller's rights with respect to inventions or developments conceived by any such person.

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Outside Date" has the meaning assigned to such term in Section 10.1(a)(iv) of this Agreement.

     "Permits" has the meaning assigned to such term in the definition of "Transferred Assets."

     "Permitted Liens" means (a) Liens relating to any financing of the Buyer related to the purchase of the Transferred Assets, (b) Liens for Taxes not yet due and payable, (c) non-monetary Liens that do not materially detract from the value of any underlying Transferred Asset or materially interfere with the ability of Seller or Buyer to own and operate any underlying Transferred Asset in substantially the manner during the six-month period conducted before the execution of this Agreement, (d) inchoate mechanics', carriers', workers', repairmen's or other similar Liens arising or incurred in the ordinary course of business and securing obligations incurred prior to Closing for which Seller is and will remain liable for payment and removal of such Liens and for which such Seller has escrowed funds for such payment, and (e) Liens that arise under zoning, land use and other similar laws, none of which would materially detract from the value of or unreasonably interfere with the ownership or operation by Buyer of any underlying Transferred Asset following the Effective Time.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Governmental Authorities or other organizations, whether or not legal entities.

     "Post-Closing Adjustments" has the meaning assigned to such term in Section 3.4.

     "Post-Closing Adjustment Escrow" has the meaning assigned to such term in
Section 3.3(a)(i) of this Agreement.

     "Post-Execution Contracts" has the meaning assigned to such term in the definition of Assumed Contracts.

     "Prepaid Customer Inventory" has the meaning assigned to such term in
Section 3.5(a) of this Agreement.

     "Prepaid Transit Inventory" has the meaning assigned to such term in
Section 3.5(a) of this Agreement.

     "Procedure Approval Order" means an order of the Bankruptcy Court that approves, inter alia, bidding and auction procedures to be followed by Seller and all potential bidders for the Transferred Assets attached hereto as Exhibit A.

     "Property Taxes" means all ad valorem taxes, real property taxes, personal property taxes, assessments and similar obligations attributable to the Transferred Assets.

     "Purchase Price" has the meaning assigned to such term in Section 3.2 of this Agreement.

     "Records" means Seller's, or its Affiliates', books and records, in any form or media relating to the Business (including all digital records), wherever located, but excluding (i) any of Seller's, or its Affiliates', business plans, strategies and financial records to the extent that such plans, strategies and records address or reflect activities outside of the Business; and (ii) any of Seller's, or its Affiliates', company minute books or records, Tax Returns or other materials which do not pertain to the Business (such books and records described in clauses (i) and (ii), the "Excluded Records").

     "Released Claims" means any and all charges, complaints, Claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied contracts, obligations of payment or performance, rights of offset or recoupment, accounts, damages, costs, losses or expenses (including attorneys' and other professional fees and expenses) held by any party hereto, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative.

     "Requested Contract(s)" has the meaning specified in the definition of Assumed Contracts.

     "Sale Motion" has the meaning assigned to such term in Section 7.1(b) of this Agreement.

     "Sale Order" means an order of the Bankruptcy Court, which, among other things, shall:

     (a) authorize the sale, assignment and conveyance of the Transferred Assets (including, without limitation, all rights, title and interest of Daisytek International Corporation and all Affiliates thereof with respect to the Intellectual Property and the Noncompetition Agreements (to the extent the Noncompetition Agreements may be assigned by Seller and/or Daisytek International Corporation)), pursuant to the terms and conditions of this Agreement and Sections 363(b) and (f) and 365 of the Bankruptcy Code and to the extent, if any, necessary, Section 105 of the Bankruptcy Code, free and clear of all Claims (including Excluded Liabilities), liens (including Liens), encumbrances and other interests in or in respect of the Transferred Assets (other than the (i) the interests of the bankruptcy estate of Seller as the debtor in possession, which interests are to be conveyed to Buyer at Closing, (ii) the Permitted Liens, and (iii) the

           Assumed Liabilities), including without limitation all successor liability Claims arising from Seller's conduct of the Business on or before the Closing Date and all products liability Claims arising from goods or services sold or delivered by Seller before Closing;

     (b) approve and direct (i) the assumption of all of the Assumed Contracts by Seller as a debtor in possession, (ii) the assignment of all of the Assumed Contracts to Buyer, and (iii) the cure by Buyer of any defaults under all of the Assumed Contracts and the Cure Amounts therefor and authorize and require payment by Buyer of all Cure Amounts (pursuant to Section 7.9) on or before Closing pursuant to Sections 365(a), (b), (c), (f) and (k) of the Bankruptcy Code;

     (c) provide that all of the Assumed Contracts shall remain in full force and effect for benefit of Buyer notwithstanding any provision in such Assumed Contracts or under Applicable Law, that prohibits, restricts or conditions such assignment and transfer or that terminates or modifies, or permits a party other than Seller to terminate or modify such Assumed Contracts on account of such assignment and transfer;

     (d) provide that the Bankruptcy Court shall retain jurisdiction to resolve any controversy or Claim arising out of or relating to this Agreement or breach thereof, including without limitation any Claim that may be asserted by a third-party against Buyer and/or the Transferred Assets that Buyer believes to be an Excluded Liability; and

     (e) authorizes and directs Seller to make all payments provided for by this Agreement and the other Transaction Documents on the dates that Seller is obligated to make such payments.

     "Scheduled Contracts" has the meaning assigned to such term in the definition of Assumed Contracts.

     "Seller" has the meaning assigned to such term in the preamble of this Agreement.

     "Seller's Proration Amount" has the meaning assigned to such term in
Section 4.3(a) of this Agreement.

     "Tax" and "Taxes" mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, estimated, Transfer Taxes, Property Taxes or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to Seller in respect of Taxes, including Federal, state, local or foreign Income Tax returns filed on a consolidated, combined or unitary basis.

     "Transaction Documents" means this Agreement and any other agreements or documents executed by or on behalf of a party hereto in connection with the transactions contemplated by this Agreement.

     "Transfer Taxes" means all sales, use, transfer, severance, excise, stock, stamp, document, filing, recording, authorization and similar taxes, fees and charges.

     "Transferred Assets" means, subject to Section 2.3, any and all assets and rights which are used in or held for use in the Business, including, by way of example and not limitation, the following (provided that the Transferred Assets shall not in any event include Excluded Assets):

     (a)   Inventory;

     (b)   Accounts Receivable;

     (c)   Leased Real Property;

     (d)   Equipment;

     (e)   all rights under the Assumed Contracts;

     (f) to the extent transfer is permitted under Applicable Law, all permits, approvals, franchises, licenses or other rights granted by any Governmental Authority and necessary for the lawful ownership of the Transferred Assets or other lawful conduct of the Business from and after the Closing as currently conducted (the "Permits");

     (g) all Intellectual Property Rights owned by Seller or by Daisytek International Corporation or any Affiliate thereof that are used in or held for use in the Business (the "Intellectual Property");

     (h)   all goodwill relating to the Business;

     (i) all refunds, deposits, prepayments and prepaid expenses relating to any Assumed Contracts;

     (j) all Claims, causes of action, choses in action, rights of recovery or setoff, or other defenses, in each instance whether legal or equitable, of any kind against any Person who holds an Assumed Liability; and

     (k)   all Records.

     "Transferred Employees" has the meaning assigned to such term in Section 7.3(a) of this Agreement.

     "Utility Charges" means water, sewer, electric, gas, telephone and other utility charges and similar types of charges and installments or special benefit assessments.

     "WARN Act" means the Worker Adjustment and Retaining Notification Act, as amended (29 U.S.C. Section 2101 et seq.).

     SECTION 2.  PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES.
                 ------------------------------------------------

     2.1 Transferred Assets. Subject to the terms and conditions hereof, and subject to the representations and warranties made herein, at the Closing, Seller and Daisytek International Corporation (for the limited purpose of conveying such rights as it holds or may hold with respect to the Noncompetition Agreements (to the extent such rights may be assigned) and the Intellectual Property) will sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the Transferred Assets, free and clear of all Claims (including Excluded Liabilities), Liens and other interests (other than Permitted Liens), in accordance with Sections 105, 363, and 365 of the Bankruptcy Code.

     2.2   Liabilities.

           (a) Subject to the terms and conditions of this Agreement, Buyer hereby agrees to assume, as of the Effective Time, the following obligations, liabilities and commitments of Seller (collectively, the "Assumed Liabilities"):

                (i) all liabilities and obligations of Seller arising with respect to periods commencing on and after the Effective Time under or pursuant to any Assumed Contracts included in the Transferred Assets and which relate to the performance of the Assumed Contracts on and after the Effective Time;

                (ii) all liabilities and obligations of Seller occurring, arising out of or related to Buyer's ownership and operation of the Business and the Transferred Assets on and after the Effective Time;

                (iii) all Liabilities in respect of Transferred Employees for which Buyer is liable pursuant to Section 7.3;

                (iv)  Seller's Proration Amount; and

                (v) all Liabilities, Claims, obligations and commitments for all cure, compensation and reinstatement costs or expenses of or relating to the assumption and assignment of the Assumed Contracts under Section 365 of the Bankruptcy Code and all amounts accrued but not yet paid under the Assumed Contracts from the date of the filing of Seller's Bankruptcy Case to and including the Effective Time ("Cure Amounts"), other than those undisclosed Cure Amounts which Buyer elects not to assume pursuant to Section 3.5(d) hereof.

           (b) Except for the Assumed Liabilities and subject to Section 4.3, any and all other obligations, Liabilities, commitments, Claims or Indebtedness of Seller existing prior to the Effective Time or arising thereafter which are not specifically assumed by Buyer herein, shall be and remain the obligations and liabilities of Seller to pay and discharge, and Buyer shall not be obligated therefore (such obligations, Liabilities, commitments, Claims and Indebtedness collectively, the "Excluded Liabilities").

     2.3 Excluded Assets. The Transferred Assets shall not include the following assets of Seller (collectively such assets, the "Excluded Assets"):

           (a) any cash of Seller on hand or in banks as of the Effective Time, and any cash equivalents of Seller;

           (b) any Intellectual Property Rights owned by Seller or Daisytek International Corporation that are not used in the Business;

           (c) all Claims, causes of action, choses in action, rights of recovery and rights of recoupment or set-off of any kind against any Person solely arising out of or relating solely to the other Excluded Assets;

           (d) all Claims, rights and causes of action of Seller arising under or relating to Chapter 5 of the Bankruptcy Code (whether or not asserted as of the Effective Time), including, without limitation, any such Claims and actions arising under Sections 544, 545, 547, 548, 549 or 551 of the Bankruptcy Code as well as all claims, counterclaims, defenses and rights to equitable remedies against any creditor of Seller or any Affiliate of Seller (excluding, however, all Claims that Seller may assert under Sections 544 or 545 of the Bankruptcy Code that may be asserted by Buyer or its successor-in-interest as a defense, counterclaim or cross-claim to any demand, action, cause of action, right of setoff or recoupment, rights of equitable subordination or other Claim that may be asserted against Buyer);

           (e) Seller's rights under the Transaction Documents and all cash and non-cash consideration payable or deliverable to Seller pursuant to the terms and provisions hereof;

           (f) rights under any Contract which is not an Assumed Contract (the "Excluded Contracts");

           (g) all rights and Claims in or to any refunds or credits of or with respect to any Taxes, assessments or similar charges paid by or on behalf of Seller, in each case to the extent applicable to any period prior to the Effective Time (but not any of the foregoing paid by Buyer);

           (h)  the Excluded Records;

           (i) all Claims arising prior to the Effective Time under any directors and officers liability insurance policies owned by Seller;

           (j)  professional retainers paid by Seller;

           (k) any letters of credit or similar financial accommodations issued to any third party(ies) for the account of Seller;

           (l) any intercompany receivable of Seller (i.e., any receivable owed to Seller from any of its Affiliates);

           (m)  any Accounts Receivable that are more than 120 days old; and

           (n) those assets, if any, listed on Disclosure Schedule, Section 2.3(n).

Buyer expressly agrees and understands that Seller shall not sell, assign, transfer, convey or deliver to Buyer any of the Excluded Assets, nor shall Buyer assume or succeed to any Liability with respect to any of the Excluded Assets.

     SECTION 3.  DEPOSIT AND PURCHASE PRICE.
                 --------------------------

     3.1 Deposit. Upon execution of this Agreement, Buyer and Seller shall establish with Wells Fargo Bank Texas, N.A. (the "Escrow Agent") an escrow account, and Buyer shall deposit $2,000,000.00 (which Buyer and Seller acknowledge to approximate 10% of the Purchase Price) with the Escrow Agent (the "Deposit"), which Deposit shall be earnest money and shall be distributed pursuant to Section 3.3(b) or 10.3, as applicable, and shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit B (the "Deposit and Post-Closing Adjustment Escrow Agreement").

     3.2 Purchase Price. The aggregate purchase price ("Purchase Price") payable by Buyer to Seller in consideration for the Transferred Assets shall be $18,000,000, adjusted on the Closing Date and after Closing in accordance with the provisions of Section 3.5 below. The Purchase Price shall be reduced by an amount equal to Seller's Proration Amount.

     3.3   Payments at Closing.

           (a) At the Closing, subject to the satisfaction of the other terms and conditions of this Agreement, Buyer shall pay or cause to be paid:

                (i) to the Escrow Agent, by wire transfer of immediately available funds to be held pursuant to the terms of the Deposit and Post-Closing Adjustment Escrow Agreement, $1,600,000 (the "Post-Closing Adjustment Escrow");

                (ii) to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the difference between the Purchase Price as adjusted by the Closing Date Adjustments (reduced by the Post-Closing Adjustment Escrow) and the Deposit (the "Closing Day Payment"); and

                (iii) to the appropriate Governmental Authorities, the Estimated Transfer Taxes.

           (b) At the Closing, subject to the satisfaction of the other terms and conditions of this Agreement, Seller and Buyer shall instruct the Escrow Agent to release the

     Deposit held pursuant to the Deposit and Post-Closing Adjustment Escrow Agreement to Seller.

     3.4 Allocation of Purchase Price. Promptly following the Closing Date, the Purchase Price and the Assumed Liabilities shall be allocated among the various Transferred Assets as determined by the mutual agreement of Buyer and Seller. Such allocation shall be binding on Buyer and Seller for all Tax purposes, and neither party shall take any contrary position regarding such allocation in any Tax Return, proceeding or contest. If the allocation is not agreed upon on or before the later of (a) 30 days after the Closing Date, or (b) ten days after final determination of any post-Closing adjustments pursuant to
Section 3.5 hereof (the "Post-Closing Adjustments"), then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 of the Code based upon an asset valuation supplied by a mutually agreeable nationally-recognized independent accountant. The cost of such appraisal shall be shared equally by Buyer and Seller. Buyer shall order such appraisal from the selected independent accountant as soon as practicable after such date as Buyer and Seller fail to agree on such allocation. The appraisal, if required, shall be provided to Seller within 45 days after the date of such order. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

     3.5   Closing Date and Post-Closing Adjustments.

           (a)  Closing Date Adjustments.

                (i) The Purchase Price shall be increased by the amount, if any, by which the total of the value of Seller's Inventory and Current Accounts Receivable as of the day before the Closing Date exceeds $21,700,000, or the Purchase Price shall be reduced by the amount, if any, by which the total of the value of the Seller's Inventory and Current Accounts Receivable as of the day before the Closing Date is less than $21,700,000. For the purpose of the foregoing adjustment, the value of Seller's Inventory shall be determined item by item on an average cost basis in a manner consistent with Seller's past practices based upon the records of the Seller for the last business day prior to the Closing Date and shall include Inventory in transit to Seller to the extent prepaid by Seller ("Prepaid Transit Inventory") and shall exclude the value of Inventory to be utilized in filling customer orders for which payment has already been received by Seller ("Prepaid Customer Inventory").

                (ii) On the day before the Closing Date, Seller shall deliver to Buyer Disclosure Schedule, Section 3.5(a)(ii) which shall set forth a true and correct statement of the Cure Amounts as of such date. The Purchase Price shall be decreased by the amount, if any, by which the total Cure Amounts (other than Cure Amounts relating to Assumed Contracts that are Requested Contracts) as of the day before the Closing Date exceed $28,500, or the Purchase Price shall be increased by the amount, if any, by which the total Cure Amounts (other than

           Cure Amounts relating to Assumed Contracts that are Requested Contracts) are less than $28,500.

           (b) For Prepaid Transit Inventory. As soon as practicable (but not more than five business days) after the one hundred twentieth (120th) day following the Closing Date, Seller and Buyer shall determine the value, item by item on an average cost basis (and based solely on the portion of such value as was prepaid by Seller at or prior to the Closing Date), of Seller's Prepaid Transit Inventory which has not been received and accepted, in accordance with reasonable commercial standards, by Buyer as of the one hundred twentieth (120th) day following the Closing Date, all as more particularly provided in the Deposit and Post-Closing Adjustment Escrow Agreement.

           (c) For Uncollectable Accounts Receivable. As soon as practicable (but not more than five business days) after the completion of One Hundred Twenty (120) days following the Closing Date, the Seller and Buyer shall determine the value of Seller's Accounts Receivable that were conveyed to Buyer at Closing and that remain outstanding as of the one hundred twentieth (120th) day following the Closing Date, all as more particularly provided in the Deposit and Post-Closing Adjustment Escrow Agreement.

           (d) For Unscheduled Cure Amounts or Prepaid Customer Inventory. To the extent there are any (A) Cure Amounts owing with respect to the Assumed Contracts (other than Assumed Contracts that are Requested Contracts) which Cure Amounts are not set forth on Disclosure Schedule, Section 3.5(a)(ii),
     (B) orders for Prepaid Customer Inventory that are not disclosed to Buyer in writing prior to or at Closing, or (C) customer credits that are not disclosed to Buyer in writing prior to or at Closing, Buyer shall have the right, but not the obligation, to assume and pay any such Cure Amounts, to assume and fill any such customer orders, and/or to assume and honor any such undisclosed customer credits. To the extent Buyer exercises any such option on or before the end of the One Hundred Twenty (120) day period following the Closing Date, the Post-Closing Adjustments shall be increased by the aggregate of such additional Cure Amounts paid, orders filled and/or credits honored by Buyer. The adjustment shall be dollar for dollar for each such item, other than with regard to orders filled for Prepaid Customer Inventory, which shall result in an adjustment equal to (X) One Hundred percent (100%) of the value of the Inventory utilized in filling such orders, determined item by item on an average cost basis, to the extent the Inventory utilized was in stock at Closing, or (Y) the actual cost of Inventory purchased by Buyer to fill such orders, to the extent the Inventory utilized in filling such orders was not in stock at Closing, all as more particularly provided in the Deposit and Post-Closing Adjustment Escrow Agreement.

           (e) The total of the Post-Closing Adjustments determined under subsections (b), (c) and (d) above, not to exceed $1,600,000, shall be disbursed to the Buyer from the Post-Closing Escrow and the balance, if any, of the Post-Closing Escrow shall be disbursed to the Seller all as more particularly provided in the Deposit and Post-Closing Adjustment Escrow Agreement.

     SECTION 4.  CLOSING.
                 -------

     4.1 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Section 8 and Section 9, the Closing shall take place at 10:00 a.m. on the first Business Day after the satisfaction of Sections 8.3 and 9.3, or such other date as the parties may mutually agree upon in writing, at the office of Vinson & Elkins LLP, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201. Subject to the provisions of Section 10 of this Agreement, failure to consummate the purchase and sale provided for in this Agreement on such date shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement. The date on which the Closing takes place is referred to herein as the "Closing Date."

     4.2 Transfer of Assets. At the Closing, effective as of 12:01 a.m. on the Closing Date (the "Effective Time"):

           (a) Seller shall sell, assign, transfer and convey to Buyer (or its designee) all of its right, title and interest in and to the Transferred Assets. Such sale, assignment, transfer and conveyance shall be effected, evidenced or accompanied by delivery by Seller to Buyer of a bill of sale and assignment covering all Transferred Assets in the form of Exhibit C hereto.

           (b)  Buyer shall deliver:

                (i)   an amount equal to the Closing Day Payment to Seller; and

                (ii) the Estimated Transfer Taxes to the appropriate Government Authorities.

           (c) Buyer and Seller shall execute and deliver the following documents and agreements:

                (i) an assumption agreement providing for the assumption by Buyer of the Assumed Liabilities in the form of Exhibit D hereto; and

                (ii) a joint instruction letter to the Escrow Agent instructing the Escrow Agent to distribute the Deposit to Seller.

     4.3   Prorations as of the Closing Date; Property Tax Payments.

           (a) Buyer and Seller agree that the following items attributable to the Transferred Assets and the Business shall be prorated as of the Effective Time pursuant to the most recent information available to Seller, with Seller to be responsible for and to receive the benefit of the same for the period through the Effective Time (such amount payable by Seller, "Seller's Proration Amount"), and the Buyer to be responsible for and to receive the benefit of the same after the Effective Time:

                (i)   Property Taxes and assessments; and

                (ii)  Utility Charges.

           If the final Property Tax rates or assessed value for the current Tax year is not established as of the date of the calculation of the above proration, then such proration shall be based on the Property Tax rates or assessed value in effect for preceding Tax year.

           (b) No later than the close of business on the fifth Business Day before the Closing Date, Seller shall deliver to Buyer a good faith estimate of Seller's Proration Amount.

           (c) Buyer shall assume responsibility for and pay Seller's Proration Amount as estimated pursuant to Section 4.3(b), and such amount shall be deducted from the Purchase Price calculation as provided in Section 3.2.

     4.4 Taxes. All Taxes (other than Transfer Taxes and Property Taxes specifically assumed by Buyer under the terms of this Agreement) in respect of the Transferred Assets and income of the Business for the period or portions of periods ending on or prior to the Effective Time shall be borne by Seller. Except as otherwise provided in this Agreement, all Taxes in respect of the Transferred Assets and income of the Business for the period or portions of periods beginning after the Effective Time shall be borne by Buyer.

     4.5   Transfer Taxes.

           (a) In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under Section 1129 of the Bankruptcy Code shall not be taxed under any Law imposing a Transfer Tax. The instruments transferring the Transferred Assets to Buyer shall contain the following endorsement:

           "Because this instrument has been authorized pursuant to Order of the United States Bankruptcy Court for the Northern District of Texas relating to a plan of reorganization of the Arlington Industries, Inc., it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. Section 1146(c)."

           (b) In the event Transfer Taxes are assessed at Closing or at any time thereafter on the transfer of any Transferred Assets, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

           (c) No later than the close of business on the fifth Business Day before the Closing Date, Buyer shall deliver to Seller a good faith estimate of the Transfer Taxes required to be paid by Buyer pursuant to
     Section 4.5(b) (the "Estimated Transfer Taxes"). Buyer shall consult with Seller in good faith in determining the Estimated Transfer Taxes.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER.
                 ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     5.1   Authorization for Agreement; Consent and No Violation.

           (a) Seller has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the entry of the Sale Order, the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of Seller, and, subject to the entry and effectiveness of the Sale Order, this Agreement is, and the other Transaction Documents and any documents or instruments to be executed and delivered by Seller pursuant hereto, will be, duly executed and delivered and legal, valid and binding obligations of Seller enforceable in accordance with their terms.

           (b) Except for the entry of the Sale Order and as otherwise set forth on the Disclosure Schedule, Section 5.1(b), neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby by Seller requires the consent or approval of, the giving of notice to, registration, filing or recording with or the taking of any other action by, Seller in respect of any Governmental Authority or any other Person.

           (c) Except for Permitted Liens and as otherwise set forth in Disclosure Schedule, Section 5.1(c), the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by Seller shall not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of any Lien, upon any of the Transferred Assets, pursuant to (i) any provision of the organizational documents of Seller, (ii) the provisions of any Contract to which Seller is a party or to which any of the Transferred Assets are subject or (iii) Applicable Law.

     5.2 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on the Business or the Transferred Assets.

     5.3   No Finder's Fee. Except as set forth in the Disclosure Schedule,
Section 5.3, Seller has not employed or retained any broker, agent, finder, financial advisor or other party, or incurred any obligation for brokerage fees, finder's fees, financial advisory fees or commissions with respect to the transactions contemplated by this Agreement or the other Transaction Documents, or otherwise dealt with anyone purporting to act in the capacity of a finder, broker or financial advisor with respect thereto whereby Buyer may be obligated to pay such a fee or commission.

     5.4 Title. Subject to the Bankruptcy Court's entry of the Sale Order, Seller will transfer to Buyer, at the Closing, title to all of the Transferred Assets, free and clear of any Liens (other than Permitted Liens), Claims or Excluded Liabilities.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER.
                 ---------------------------------------
     Buyer hereby represents and warrants to Seller as follows:

     6.1   Authorization for Agreement; Consents and No Violations.

           (a) Buyer has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions of Buyer, and this Agreement is, and the other Transaction Documents to be executed and delivered by Buyer pursuant hereto shall be, duly executed and delivered and legal, valid and binding obligations of Buyer enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar Laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of equitable remedies.

           (b) Except as set forth in Disclosure Schedule, Section 6.1(b), neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby by Buyer requires the consent or approval of, the giving of notice to, registration, filing or recording with or the taking of any other action by Buyer in respect of any Governmental Authority or any other Person.

           (c) Subject to the receipt of the consents or approvals set forth in Disclosure Schedule, Section 6.1(c), the execution and delivery of this Agreement and the other Transactions Documents and the consummation of the transactions contemplated hereby and thereby by Buyer shall not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under (i) any provision of the organizational documents of Buyer, (ii) the provisions of any contract to which Buyer is a party, or
     (iii) applicable Law.

     6.2 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     6.3 Finder's Fees. Buyer has not employed or retained any broker, agent, finder, financial advisor or other party or incurred any obligation for brokerage fees, finder's fees, financial advisory fees or commissions with respect to the transactions contemplated by this Agreement or the other Transaction Documents, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker or financial advisor with respect thereto whereby Buyer or Seller may be obligated to pay such a fee or a commission.

     6.4 No Rights or Options to Purchase. Buyer does not have, nor does any Affiliate of Buyer have, any interest in, right or option to purchase any of the Transferred Assets which arises or exists outside of the terms of this Agreement.

     6.5 Financing. Buyer has sufficient funds available to pay the Purchase Price and consummate the transactions contemplated hereby and the other Transaction Documents and all fees and expenses related thereto. Buyer acknowledges that its obligations under this Agreement are not subject to any conditions regarding its ability to obtain financing for the transactions contemplated by this Agreement and the other Transaction Documents.

     SECTION 7.  COVENANTS.
                 ---------
     7.1   Seller's Chapter 11 Bankruptcy Case.

           (a) This Agreement and the transactions contemplated hereby are subject to (i) the terms and conditions of the Procedure Approval Order,
     (ii) the approval and authorization of the Bankruptcy Court by the entry of the Sale Order and (iii) the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

           (b) Seller shall file with the Bankruptcy Court a motion, with supporting papers (the "Sale Motion"), reasonably satisfactory in form and substance to Buyer. The Sale Motion shall seek, inter alia, (i) the entry of the Sale Order approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; and (ii) authority to assume and assign the Assumed Contracts to Buyer. The Sale Motion shall request that the only adequate assurance of future performance required by Section 365(f)(2) of the Bankruptcy Code is Buyer's promise to perform its obligations under the Assumed Contracts. Seller shall use commercially reasonable efforts to promptly seek entry of a Sale Order that is reasonably satisfactory in form and substance to Buyer.

     7.2 Break-Up Fee. Pursuant to the Procedure Approval Order, Seller shall be obligated to pay Buyer a termination fee of $400,000.00 (the "Break-Up Fee") if the Agreement is terminated pursuant to Section 10.1(a)(vi). The Break-Up Fee shall be payable as an allowed administrative expense under Section 503(b) of the Bankruptcy Code. Seller shall pay the Break-Up Fee to Buyer by wire transfer of immediately available funds to an account designated by Buyer within three Business Days after a termination of the Agreement pursuant to Section 10.1(a)(vi).

     7.3   Seller's Employees.

           (a) At least three (3) Business Days prior to the Closing Date, Buyer shall offer employment to substantially all employees of the Business ("Business Employees"), on substantially the same terms and conditions as in effect immediately prior to the Closing Date, except as allowed in
     Section 7.3(b). Buyer shall employ on such terms and conditions any Business Employee who accepts such offer, with such employment to be effective on the Closing Date. Those employees who accept such offer are referred to herein as the "Transferred Employees." As of the Closing Date, Seller shall terminate its or their employment relationship with all Business Employees. Seller and Daisytek International Corporation each waives any Claims against Buyer and any Transferred Employees arising from such employment by Buyer, including any Claims arising under any employment agreement, confidentiality agreement or non-competition agreement (including without way of limitation the Noncompetition Agreements) between such Person and Seller.

           (b) Buyer shall take such action as may be necessary so that on and after the Closing Date and for one year thereafter, the Transferred Employees are either, as the Buyer may determine, (i) provided employee benefits, plans and programs (including but not limited to incentive compensation, life insurance, welfare, 401(k), pension, severance, salary continuation and fringe benefits) which, in the aggregate, are not materially less favorable than those made available by Seller immediately prior to the Closing Date or (ii) provided employee benefits, plans and programs (including but not limited to incentive compensation, life insurance, welfare, 401(k), pension, severance, salary continuation and fringe benefits) on substantially the same basis as employees of the Buyer having similar responsibilities and positions. For purposes of eligibility to participate and vesting in all benefits provided by Buyer to Transferred Employees (other than fully insured welfare benefit plans), such Transferred Employees will be credited with their years of service with the Seller and prior employers to the extent service with the Seller and prior employers is taken into account under the plans of the Buyer. Buyer shall use its reasonable best efforts to cause the eligibility of any Transferred Employee to participate in any welfare benefit plan or program of Buyer not to be subject to any exclusions for any pre-existing conditions or waiting periods if such individual has met the participation requirements of similar benefit plans and programs of the Seller.

           (c) (i) Prior to the Effective Time, Seller, in its sole reasonable discretion, shall give Business Employees any notice that Seller may determine to be required or advisable under the WARN Act, any regulation relating thereto, or any similar state or local laws or regulations; and, except as expressly set forth below in this
     Section 7.3(c)(i), Buyer shall assume no Liability with respect to whether or not Seller elects to provide such notice, to the service of such notice or to the contents of such notice. Seller hereby agrees to indemnify, defend and hold harmless Buyer and its Affiliates against or with respect to all Liabilities of Buyer under the WARN Act or under any similar state, local or foreign law as a result of, or arising out of, the termination by Seller of any Business Employee's employment occurring prior to the Effective Time.

                (ii) From and after the Effective Time, Buyer, in its sole reasonable discretion, shall give Business Employees any notice that Buyer may determine to be required or advisable under the WARN Act, any regulation relating thereto, or any similar state or local laws or regulations; and, except as expressly set forth below in this
           Section 7.3, Seller shall assume no liability with respect to whether or not Buyer elects to provide such notice, to the service of such notice or to the contents of such notice. Notwithstanding the foregoing, Buyer shall not take any action on or after the Closing Date that would cause any termination of employment of any employees by Seller on or prior to the Closing Date to constitute a "plant closing" or "mass layoff" under the WARN Act or any similar state, local or foreign law or otherwise create any liability to the Seller or any of its Affiliates for the termination of any employees. Buyer hereby agrees to indemnify, defend and hold harmless Seller and its Affiliates against or with respect to all Liabilities of Seller under the WARN Act or under any similar state, local or foreign law as a result of, or arising out of, the termination by Buyer of any Business Employee's employment occurring from and after the Effective Time.

           (d) The provisions of this Section 7.3 shall neither create any rights in any Transferred Employee to continued employment with Buyer for any specified period of time, nor create any third-party beneficiary rights in any Business Employee or, if hired by Buyer, any Transferred Employee, or any other Person (including any heir, beneficiary, executor, administrator, or representative of any Business Employee, Transferred Employee or any other Person claiming through any such employee or other Person), with respect to such employee's or other Person's employment or any term or condition thereof.

     7.4 Access. From and after the date of this Agreement until the Closing Date, Seller shall, upon reasonable advance notice, (i) afford to Buyer's officers, independent public accountants, counsel, lenders, consultants and other representatives, reasonable access during normal business hours to the Business and the Transferred Assets and all records pertaining to the Business and Transferred Assets and (ii) furnish to Buyer such documents and information concerning the Business and the Transferred Assets as Buyer from time to time may reasonably request. This access shall be subject to any existing confidentiality agreements and to the execution of additional confidentiality agreements reasonably required by Seller. Buyer shall not be entitled to (i) access to any materials containing privileged communications, (ii) information about employees, disclosure of which might violate an employee's reasonable expectation of privacy, (iii) bids, letters of intent, expressions of interest or other proposals received from others in connection with the Business or the Transferred Assets, or (iv) information in violation of Applicable Law or that would cause a breach of any obligation by which Seller is bound. Buyer shall indemnify, defend and hold harmless Seller from and against any and all Liabilities asserted against or suffered by them relating to, resulting from or arising out of, examinations or inspections made by Buyer or its representatives pursuant to this Section 7.4.

     7.5 Conduct of the Business. Without in any way limiting any other obligations of Seller hereunder, during the period from the date hereof to the Closing, Seller agrees to conduct the Business only in the ordinary and normal course consistent with past practice since the filing of the Bankruptcy Cases.

     7.6 Notification. Prior to the Closing, Seller shall notify Buyer, and Buyer shall notify Seller, of any litigation, arbitration, appeal or administrative proceeding pending, or, to its knowledge, threatened against Seller or Buyer, as the case may be, which challenges the transactions contemplated hereby.

     7.7 Injunctions. Prior to the Closing, if any Governmental Authority issues or otherwise promulgates any injunction, stay, decree or similar order which prohibits the consummation of the transactions contemplated hereby, the parties shall use their respective commercially reasonable best efforts to have such injunction, stay, decree or order dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

     7.8 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, the fulfillment of the conditions set forth in Section 8 and Section 9 to the extent that the fulfillment of such is within the control of such party. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall use commercially reasonable efforts to take all such action. To the extent Buyer identifies any Requested Contract(s) that Buyer desires to assume, Seller agrees to use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Law to assign any and all of Seller's rights, title and interest to and under such Requested Contract(s) to Buyer, provided that Buyer agrees to assume Seller's obligations thereunder in the same manner and to the same degree as all other Assumed Contracts hereunder.

     7.9 Cure Amounts. At the Closing, Buyer shall pay to the applicable third parties all Cure Amounts.

     7.10 Collection of Accounts Receivable. After the Closing, Seller agrees to authorize such banks as Buyer shall designate to deposit without Seller's endorsement into Buyer's account payments on Accounts Receivable which are addressed to Seller, and any payments received by Seller with regard to any Accounts Receivable will be held in trust for Buyer and promptly delivered to Buyer. From and after the Closing Date and for a period of 120 days thereafter, Buyer shall use commercially reasonable efforts, consistent with customary collection practices, to collect the Account Receivable; provided, however, that Buyer shall not be required to refer any delinquent Accounts Receivable to a collection agency or an attorney for collection.

     7.11  Seller and Daiseytek International Corporation Non-Interference.

           (a) Unless required by law, at all times from and after the Closing Date Seller and Daisytek International Corporation shall, and shall cause their respective Affiliates controlled by them to, keep secret and retain in strictest confidence, and not use for any of their benefit or the benefit of others or to the disadvantage of Buyer, or disclose to others, all confidential information or matters of Seller, including, without limitation, trade secrets, product information, customer lists, details of contracts, pricing policies, price lists, operational methods, employee lists and evaluations, marketing plans or strategies, business acquisition plans, prospective customers or business and new personnel acquisition plans of the Seller. For the purposes of this Section 7.11, "confidential information or matters of Seller" does not include information which is or becomes generally available to the public, other than as a result of a disclosure in violation of this Agreement.

           (b) From the Closing Date until the first anniversary thereof, neither Seller nor Daisytek International Corporation shall, and each of Seller and Daisytek International Corporation shall cause their respective Affiliates controlled by them not to, directly or indirectly, (i) hire or offer employment to any individual who is or was at any time within the one-year period immediately preceding the Closing Date an officer, employee or Independent Contractor (as hereinafter defined) of Seller and to whom Buyer makes a bona fide offer of employment on or before the Closing Date in accordance with Section 7.3(a) hereof, (ii) hire, continue to employ or offer employment to any individual related to the Business (other than those individuals retained for the limited purpose of the winding up and conclusion of Seller's business activity related to the Business), or (iii) encourage any such individual to terminate his or her relationship with Buyer, or discourage any such individual from seeking employment with Buyer. For purposes of this Section 7.11, "Independent Contractor" shall include any individual who is or was an independent contractor whose principal job or function is or was to provide services to Buyer with respect to its business.

           (c) From the Closing Date until the first anniversary thereof, neither Seller nor Daisytek International Corporation shall, and each of Seller and Daisytek International Corporation shall cause their respective Affiliates controlled by them not to, solicit any Person who is a customer of Buyer for the purpose of encouraging any customer of Buyer to terminate his, her or its relationship with Buyer.

     SECTION 8.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.
                 -------------------------------------------

     The obligations of Buyer at the Closing hereunder are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing Date of the conditions set forth below.

     8.1 Representations and Warranties True. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date; provided that any such representation or warranty that by its terms is qualified by a materiality standard or a material adverse effect qualification shall not be further qualified by the above reference to "in all material respects." Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller, as to the satisfaction of the condition contained in this Section 8.1.

     8.2 Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Closing Date. Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller, as to the satisfaction of the condition contained in this Section 8.2.

     8.3 Bankruptcy Court Approval. This Agreement and the transactions contemplated hereby, including, without limitation, the assumption and assignment of the Assumed Contracts, shall have been approved by the Bankruptcy Court by entry of a Sale Order that is reasonably satisfactory in form and substance to Buyer, and the Sale Order shall not have been stayed as of the Closing Date.

     8.4 Compliance with Applicable Law. All requirements of any Applicable Law necessary for the valid consummation of the transactions contemplated herein to occur at the Closing shall have been fulfilled, and all filings required to be made with any Governmental Authority under any Applicable Law and all consents, approvals and orders required to be obtained from any Governmental Authority under any Applicable Law, in each case, in order to permit Seller or Buyer to consummate the transactions contemplated hereby to occur at the Closing shall have been made or obtained.

     8.5 No Injunctions. No temporary restraining order, preliminary or permanent injunction, stay or other order issued by any Governmental Authority preventing the consummation of the transactions contemplated hereby to occur at the Closing shall be in effect.

     8.6 Transaction Documents. Seller shall have executed and tendered for delivery to Buyer all Transaction Documents to be delivered by Seller at Closing pursuant to this Agreement.

     8.7 Absence of Material Changes. There shall have been no Material Adverse Change with respect to Seller during the period commencing with the execution of this Agreement and continuing until the Closing Date.

     SECTION 9.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.
                 --------------------------------------------

     The obligations of Seller at the Closing hereunder are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing Date of the conditions set forth below.

     9.1 Representations and Warranties True. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date; provided that any such representation or warranty that by its terms is qualified by a materiality standard or a material adverse effect qualification shall not be further qualified by the above reference to "in all material respects." Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by an officer of Buyer, as to the satisfaction of the condition contained in this Section 9.1.

     9.2 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by an officer of Buyer, as to the satisfaction of the condition contained in this Section 9.2.

     9.3 Bankruptcy Court Approval. This Agreement and the transactions contemplated hereby, including, without limitation, the assumption and assignment of the Assumed Contracts, shall have been approved by the Bankruptcy Court by entry of the Sale Order that is reasonably satisfactory in form and substance to Seller, and the Sale Order shall not have been stayed as of the Closing Date.

     9.4 Compliance with Applicable Law. All requirements of any Applicable Law necessary for the valid consummation of the transactions contemplated herein to occur at the Closing shall have been fulfilled, and all filings required to be made with any Governmental Authority under any Applicable Law and all consents, approvals and orders required to be obtained from any Governmental Authority under any Applicable Law, in each case, in order to permit Seller or Buyer to consummate the transactions contemplated hereby to occur at the Closing shall have been made or obtained.

     9.5 No Injunctions. No temporary restraining order, preliminary or permanent injunction, stay or other order issued by any Governmental Authority preventing the consummation of the transactions contemplated hereby to occur at the Closing shall be in effect.

     9.6 Transaction Documents. Buyer shall have executed and tendered for delivery to Seller all Transaction Documents to be delivered by Buyer at Closing pursuant to this Agreement.

     SECTION 10. TERMINATION, BREAK-UP FEE AND REMEDIES.
                 --------------------------------------

     10.1  Termination and Abandonment.

           (a) This Agreement may be terminated and abandoned on or prior to the Closing Date as follows:

                (i) by Buyer, upon the occurrence of a material breach of one or more representations, warranties, covenants or obligations of
           Seller that has not been waived by Buyer; provided that any representation or warranty that by its terms is qualified by a materiality standard or material adverse effect qualification shall not be further qualified by the above reference to "material"; provided, further that, if such breach of any representation, warranty, covenant or obligation is capable of being cured by Seller, Seller shall have the opportunity to cure such breach for a period of 30 days from the date of written notice of such breach;

                (ii) by Seller, upon the occurrence of a material breach of one or more representations, warranties, covenants or obligations of Buyer that has not been waived by Seller; provided that any representation or warranty that by its terms is qualified by a materiality standard or material adverse effect qualification shall not be further qualified by the above reference to "material"; provided, further that, if such breach of a representation, warranty, covenant or obligation (other than any covenant to or obligation to pay money pursuant to this Agreement) is capable of being cured by Buyer, Buyer shall have the opportunity to cure such breach for a period of 30 days from the date of written notice of such breach;

                (iii) by mutual written consent of the parties hereto;

                (iv) by either Seller or Buyer, if the Closing has not occurred on or before September 30, 2003 (the "Outside Date"); provided, however, that this right to terminate this Agreement shall not be available to a party hereto whose breach of this Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date;

                (v) by either Buyer or Seller, if a Governmental Authority shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become a Final Order; and

                (vi) by Seller, upon payment of the Break-Up Fee to Buyer, contemporaneously with the closing and funding of a transaction with a Successful Bidder (as such term is defined in the Procedure Approval Order) involving all or any portion of the Transferred Assets that is approved by the Bankruptcy Court by entry of the Sale Order.

           (b) In the event of termination of this Agreement by Seller or Buyer written notice shall promptly be given to the other party and each party shall pay its own expenses incident to the preparation for the consummation of this Agreement and the transactions contemplated hereby. Upon termination of this Agreement pursuant to Section 10.1(a), the obligations of the parties set forth herein shall forthwith be of no further force and effect; provided, however, that this Section 10.1(b) and Sections 7.2, 10.2, 10.3, and 12.2 through 12.16, and the obligations thereunder and the rights and remedies for any breaches of this Agreement occurring prior to such termination, in each case, shall survive any such termination.

     10.2  Break-Up Fee.

           (a) If Buyer receives a Break-Up Fee pursuant to Section 7.2, Buyer may not claim any additional damages as a result of such termination and Buyer hereby waives any right to seek any additional damages, including consequential damages.

           (b) As a condition of payment, and upon receipt of the Break-Up Fee pursuant to Section 7.2, Buyer hereby irrevocably and unconditionally releases, acquits, and forever discharges Seller and its successors, assigns, officers, directors, employees, agents, stockholders, subsidiaries, parent companies and other Affiliates (corporate or otherwise) of and from any and all Released Claims, including, without limitation, all Released Claims arising out of, based upon, resulting from or relating to the negotiation, execution, performance, breach or otherwise related to or arising out of the Transaction Documents or any agreement entered into in connection therewith or related thereto.

     10.3  Seller's Remedies.

           (a) If, prior to the Closing, Buyer should breach this Agreement in a manner which gives rise to a termination right pursuant to Section 10.1(a)(ii), then Seller shall receive the Deposit and may pursue any and all other rights and remedies available to it under law or equity, including the right to seek consequential damages or payment or performance (as applicable).

           (b) If this Agreement is terminated by Seller pursuant to Section 10.1(a)(ii), Buyer and Seller shall promptly instruct the Escrow Agent to release the Deposit to Seller. If this Agreement is terminated either by Buyer or Seller pursuant to any provision of Section 10 (other than a termination by Seller pursuant to Section 10.1(a)(ii)), then, Buyer and Seller shall promptly instruct the Escrow Agent to release the Deposit to Buyer.

     SECTION 11. [INTENTIONALLY OMITTED].
                 -----------------------

     SECTION 12. MISCELLANEOUS
                 -------------

     12.1 Survival of Representations and Warranties and Covenants. Regardless of any investigation at any time (whether before or after the execution of this Agreement) made by or on behalf of any party hereto or of any information any party may have in respect thereof, the representations and warranties contained in this Agreement shall not survive the Closing. The covenants contained in this Agreement that are performable in their entirety prior to or at Closing shall not survive the Closing, and the covenants that are able to be performed after Closing shall survive the Closing indefinitely until such are fully performed.

     12.2 Expenses. Except as otherwise expressly set forth in this Agreement to the contrary, each of the parties hereto agrees to be responsible for its own costs, without right of reimbursement from the other, incurred by it incident to the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including those costs incident to the preparation, execution and delivery of this Agreement and the other Transaction Documents, and the fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement. In the event of a dispute between Buyer and Seller in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that, without limiting in any respect any of its other rights and remedies, the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     12.3 Assignment. No party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement and any attempted assignment without such written consent shall be null and void and without legal effect.

     12.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Bankruptcy Code, to the extent applicable, and the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

     12.5 Amendment and Modification; Waiver. Buyer and Seller may amend, modify and supplement this Agreement in such manner as may be mutually agreed by them in writing. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between Buyer and Seller shall be effective to amend or waive any provision of this Agreement.

     12.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and deemed to be duly given, (i) when delivered by hand, with a record of receipt, (ii) the fourth day after mailing, if mailed by certified or registered mail, return receipt requested with postage prepaid,
(iii) the day delivered by a nationally recognized overnight courier, with a record of receipt, or (iv) the day of transmission, with confirmation of receipt, if delivered by facsimile or telecopy during regular business hours (which regular business hours shall be 9:00 am - 5:00 pm on each Business Day), or the day after transmission, with confirmation of receipt, if delivered by facsimile or telecopy after regular business hours, to the parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a party may have specified by the notice given to the other party pursuant to this provision):

           If to Buyer:

           Carolina Wholesale Office Machine Company, Inc.
           425 East Arrowhead
           Charlotte, NC 28213
           Attn: Mr. Robert Pinion
           Fax: (800) 809-7123

           with a copy to:

           KMZ Rosenman
           401 S. Tryon Street
           Suite 2600
           Charlotte, NC 28202
           Attention: A. Victor Wray, Esq.
           Fax: (704) 444-2060

           If to Seller:

           Arlington Industries, Inc.
           c/o Daisytek International Corporation
           1025 Central Expressway South
           Suite 200
           Allen, Texas 75013
           Attention: Dale Booth
           Fax: (972) 424-4604

           with a copy to:

           Vinson & Elkins L.L.P.
           2001 Ross Avenue
           Suite 3700
           Dallas, Texas 75201
           Attention: Paul E. Heath
           Facsimile: (214) 999-7976

or to such other addresses as either party may provide to the other in writing.

     12.7 Entire Agreement. Except for any confidentiality agreements between the parties not contained in this Agreement (which shall survive the execution and delivery of this Agreement but shall terminate automatically upon the Closing), this Agreement (including the Exhibits and Disclosure Schedule hereto) cancels, merges and supersedes all prior and contemporaneous understandings and agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire agreement of the parties hereto, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     12.8 Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.9 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     12.10 Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

     12.11 Exhibits and Disclosure Schedule. All of the Exhibits and the Disclosure Schedule attached hereto are incorporated herein and made a part of this Agreement by reference. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.

     12.12 Jurisdiction. During the Bankruptcy Cases, and prior to the entry of a final decree by the Bankruptcy Court closing such cases, any suit, action or proceeding between the parties hereto relating to this Agreement, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement or any other Transaction Document shall be commenced and maintained exclusively in the Bankruptcy Court. The parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such court.

     12.13 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "including" means including, without limitation; and (d) words in the singular include the plural and words in the plural include the singular.

     12.14 Access to Information. After the Closing Date, Buyer and Seller shall grant to the other such access to their respective financial records and other books and records in their possession related to their conduct of the Business and such cooperation and assistance as shall be reasonably required to enable each of them to complete their legal, regulatory, stock exchange and financial reporting requirements, to complete their Tax Returns or for other reasonable business purposes, including for the Seller and any representative of the Seller's bankruptcy estate to review and analyze claims filed against such estate and any avoidance actions held by such estate. In the event that any such Tax Return becomes the subject of any audit or investigation, Buyer and Seller shall give the other all reasonable cooperation, access and assistance as needed during normal business hours with respect to such financial data and other books and records as may be necessary to enable such first party to defend any such audit or investigation. Each party shall, for a period of six years after the Closing Date plus any additional time during which such party has been advised that there is an ongoing Tax audit or investigation with respect to such periods, keep such financial records and other books and records reasonably accessible and not destroy or dispose of such materials without the written consent of the Buyer or the Seller, as applicable; provided no party shall be responsible or liable hereunder for, or as a result of, any accidental loss or destruction of or damage to any such materials. Buyer and Seller shall promptly reimburse the other for its reasonable out-of-pocket expenses associated with requests made by such first party under this Section 12.14, but no other charges shall be payable by the requesting party to the other party in connection with such requests.

     12.15 Public Announcements.

           (a) Neither Buyer nor Seller shall issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other, except that
(i) after consultation with the other party, a party or its Affiliate shall be permitted to make disclosures to the public or to any Governmental Authority as such party's counsel shall deem necessary under Applicable Law or as may be mutually agreed in advance, and (ii) Seller may provide this Agreement to its lenders and the Committee and other Persons in connection with Seller's Bankruptcy Cases.

           (b) Notwithstanding anything herein to the contrary, the parties hereto (and each employee, representative, Affiliate or other agent of the parties hereto) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transactions contemplated herein and all materials of any kind (including opinions and other Tax analyses) that are provided to the parties hereto relating to such Tax treatment and Tax structure. For this purpose, "Tax structure" is limited to facts relevant to the U.S. federal income Tax treatment of the transactions contemplated herein and does not include information relating to the identity of the Parties hereto, their respective Affiliates, agents or advisors.

     12.16 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under Applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     12.17 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, unless otherwise expressly provided herein.

     12.18 "AS IS" TRANSACTION. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO (AND SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY) REPRESENTATIONS OR WARRANTIES OF ANY KIND, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED

ASSETS OR ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE TRANSFERRED ASSETS, THE PHYSICAL CONDITION OF ANY PART OF THE TRANSFERRED ASSETS, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY LEASED REAL PROPERTY, THE ZONING OF ANY SUCH LEASED REAL PROPERTY, THE VALUE OF THE TRANSFERRED ASSETS (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF THE TRANSFERRED ASSETS, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE TITLE OF THE TRANSFERRED ASSETS (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE TRANSFERRED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE TRANSFERRED ASSETS OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE TRANSFERRED ASSETS. BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE TRANSFERRED ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE TRANSFERRED ASSETS AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE TRANSFERRED ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, SUBJECT TO BUYER'S RIGHTS UNDER THIS AGREEMENT, BUYER WILL ACCEPT THE TRANSFERRED ASSETS AT THE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS" AND WITHOUT RECOURSE AGAINST SELLER.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SELLER:

                                        ARLINGTON INDUSTRIES, INC.
                                        Debtor in Possession


                                        By:
                                           -------------------------------------
                                        Name:   Dale Booth
                                        Title:  President and Chief Executive
                                                Officer


                                        BUYER:

                                        CAROLINA WHOLESALE OFFICE MACHINE
                                        COMPANY, INC.


                                        By:
                                           -------------------------------------
                                        Name:   Robert L. Pinion
                                        Title:  Vice President


                                        DAISYTEK INTERNATIONAL CORPORATION

                                        For the limited purpose of acknowledging its obligations under Sections 2.1, 7.3(a) and 7.11 hereof


                                        By:
                                           -------------------------------------
                                        Name:   Dale Booth
                                        Title:  President and Chief Executive
                                                Officer

                                                                       Exhibit A

                            Procedure Approval Order
                            ------------------------

                                                                       Exhibit B

          Form of Deposit and Post-Closing Adjustment Escrow Agreement
          ------------------------------------------------------------

     THIS DEPOSIT AND POST-CLOSING ADJUSTMENT ESCROW AGREEMENT (this "Agreement") is made and entered into as of August ___, 2003, by and among ARLINGTON INDUSTRIES, INC., a debtor-in-possession and a Delaware corporation (the "Seller"), CAROLINA WHOLESALE OFFICE MACHINE COMPANY, INC., a North Carolina corporation (the "Buyer"), and Wells Fargo Bank Texas, N.A., a national banking association with its headquarters in Dallas, Texas (the "Escrow Agent").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Asset Sale and Purchase Agreement dated as of August ___, 2003, by and among the Seller, the Buyer and Daisytek International Corporation, a Delaware corporation (the "Purchase Agreement"), concurrently with the execution hereof, the Buyer has agreed to acquire certain assets and properties of the Seller that are used or held for use in the Business (the "Acquisition"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     B. The Buyer and the Seller wish to enter into this Agreement in order to provide security for the Buyer's obligations with respect to all or a portion of the damages that may become payable by the Buyer to the Seller under the terms of the Purchase Agreement, and to fund post-Closing adjustments to the Purchase Price to be made subsequent to the Closing under Section 3.5 of the Purchase Agreement.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Appointment of the Escrow Agent. The Escrow Agent is hereby appointed escrow agent and depository for the Buyer and the Seller with respect to the Escrowed Property (as hereinafter defined).

     2. Escrow. Concurrently with the execution hereof and pursuant to the terms of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent the amount of $2,000,000 by wire transfer of immediately available funds to an account designated by the Escrow Agent as the "Carolina Wholesale/Arlington Industries Escrow Account" (the "Escrow Account") to secure the Buyer's obligations with respect to all or a portion of the damages that may become payable by the Buyer to the Seller under the terms of the Purchase Agreement (the "Damages Escrow"). If the Closing of the transactions contemplated by the Purchase Agreement occurs, concurrently with the Closing the Buyer shall deliver to Escrow Agent by wire transfer of immediately available funds to the Carolina Wholesale/Arlington Industries Escrow Account $1,600,000 (the "Post-Closing Adjustment Escrow") (the Damages Escrow and the Post-Closing Adjustment Escrow hereinafter collectively referred to as the "Escrowed Property").

The Buyer and the Seller direct that the Escrowed Property and any and all interest, dividends, income or other proceeds earned thereon from and after the date hereof (the "Interest") be held and disposed of by the Escrow Agent as herein provided.

     3. Disbursement of Escrow. The Escrowed Property and Interest, if any, shall be held and disbursed by the Escrow Agent as follows:

           (a) Upon the Closing. If the Closing of the transactions contemplated by the Purchase Agreement occurs, then upon receipt of written instructions from the Buyer and the Seller, the Escrow Agent shall (1) deliver the Damages Escrow to the Seller, and (2) deliver the Interest accrued on the Damages Escrow not previously distributed pursuant to Section 3(d)(i), if any, to the Buyer.

           (b) Failure to Close. If the Purchase Agreement is terminated and the Buyer and the Seller agree on who is entitled to the Escrowed Property, then upon receipt of joint written instructions from the Buyer and the Seller, the Escrow Agent (1) shall deliver the Damages Escrow as set forth in such instructions to the party or parties designated in such instructions and (2) deliver the Interest accrued on the Damages Escrow not previously distributed pursuant to Section 3(d)(i), if any, to the Buyer.

           (c) Post-Closing Adjustment. If the Closing of the transactions contemplated by the Purchase Agreement occurs, then as soon as practicable (but not more than five Business Days) after completion of One Hundred Twenty (120) days following the Closing Date (the "Measurement Date"), in accordance with
Section 3.5 of the Purchase Agreement, the Seller and the Buyer shall instruct the Escrow Agent to disburse from the remaining Escrowed Property and Interest to the Buyer the amount, if any, not to exceed $1,600,000, equal to the total of:

                (i) the value of the Seller's Accounts Receivable that were conveyed to Buyer at Closing and that remain outstanding as of the Measurement Date;

                (ii) the aggregate value as of the Measurement Date of any (A) Cure Amounts (other than Cure Amounts relating to Assumed Contracts that are Requested Contracts) owing with respect to the Assumed Contracts which Cure Amounts were not set forth on Disclosure Schedule, Section 3.5(a)(ii) to the Purchase Agreement, to the extent the Buyer has assumed the obligation to pay such Cure Amounts, (B) orders for Prepaid Customer Inventory that were not disclosed to the Buyer in writing prior to or at Closing, to the extent the Buyer has assumed the obligation to fill such orders, and (C) customer credits that were not disclosed to the Buyer in writing prior to or at Closing, to the extent the Buyer has assumed the obligation to honor such undisclosed customer credits; and

                (iii) the value, determined item by item on an average cost basis, as of the Measurement Date of the Seller's Prepaid Transit Inventory, if any, which has not been received and accepted, in accordance with reasonable commercial standards, by Buyer. Any remaining Escrowed Property shall be paid to the

           Seller or remain in the Escrow Account until the Final Distribution (as defined in Section 3(g) below);

and Buyer shall, by written instrument acceptable in form and substance to Seller in its reasonable discretion, assign to Seller all of Buyer's right, title and interest in and to the Accounts Receivable that then remain outstanding.

           (d)  Interest.

                (i) Any Interest on the Damages Escrow (other than that Interest distributed as provided in Section 3(a) or Section 3(b)) shall be distributed to the Buyer within ten days of the end of each calendar quarter in which the Interest was paid.

                (ii) Any Interest on the Post-Closing Adjustment Escrow shall be distributed to the Seller and the Buyer pro-rata at the time of the Final Distribution, in the same percentages as the Post-Closing Adjustment Escrow, in the aggregate, were distributed.

                (iii) Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within two (2) Business Days of being paid.

           (d) Early Release of Escrowed Property. Prior to the release of all of the Escrowed Property in accordance with Section 3(a), Section 3(b) or
Section 3(c) hereof, the Buyer and the Seller may, by joint written notice, instruct the Escrow Agent to release the Escrowed Property and Interest to the Buyer and/or the Seller in such amounts as are set forth in the written instructions, and the Escrow Agent shall be entitled to conclusively rely without liability thereon.

           (e) Inability of Parties to Agree. If for any reason the Buyer and the Seller do not agree with respect to the disbursement of any particular portion or all of the Escrowed Property, then, upon a Final Determination (as defined below), the prevailing party shall submit such Final Determination to the Escrow Agent, together with an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that such decision is a Final Determination, and the Escrow Agent shall deliver the disputed Escrowed Property as instructed in such Final Determination, and shall deliver the accrued Interest consistent with the terms of this Agreement and such Final Determination. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that such judgment is a Final Determination. The Escrow Agent shall act on such Final Determination (and opinion of counsel) without further question.

           (f) Final Distribution. As soon as practicable (but not more than five business days) after the distribution of the remaining Escrowed Property pursuant to the joint instructions of the Seller and the Buyer as provided in
Section 3(c) hereof, or, in the alternative, pursuant to the receipt of a Final Determination with respect thereto, the Escrow Agent shall disburse the remaining balance, if any, of the Post-Closing Adjustment Escrow to the Buyer and/or the Seller as directed in the Final Determination, and shall disburse all accrued Interest on the Escrowed Property to the Seller and the Buyer as provided in Section 3(d)(ii) hereof.

     4.    Investment of Escrowed Property.

           (a) The Escrow Agent shall, from time to time invest and reinvest the Escrowed Property, if any, in such of the following investments as the Buyer and the Seller may from time to time elect by joint notice in writing ("Permitted Investments"):

                (i)   Any U.S. Government or U.S. Government Agency security;

                (ii)  Any commercial paper rated A1/P1 or better;

                (iii) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services Inc. or Standard & Poor's Corporation;

                (iv)  The Wells Fargo 100% Treasury Fund; or

                (v)   The following institutional money market funds:

                      (1)  Dreyfus Treasury Cash Management Fund
                      (2)  Federated Treasury Obligations Fund
                      (3)  AIM Treasury Portfolio

In the absence of joint written instructions to the contrary from the Buyer and the Seller, the Escrow Agent shall invest the Escrowed Property in Permitted Investments set forth in clause (iv) of this Section 4(a).

           (b) Any Interest received on such investment and reinvestment of the Escrowed Property shall be reinvested as provided in this Section 4 until distributed as provided in Section 3.

           (c) The Escrow Agent will act upon investment instructions the Business Day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest the Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct. As and when the Escrowed Property or any Interest, if any, or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 4.

     5. The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Buyer and the Seller that:

           (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

           (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

           (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer and the Seller shall, severally and not jointly, indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against one-half of any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This
Section 5(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

           (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

           (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and has only possession thereof. The Buyer and the Seller shall each pay or reimburse the Escrow Agent upon request for one-half of any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations therein in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 5(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

           (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

           (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property and Interest, if any, to any successor escrow agent jointly designated by the Buyer and the Seller in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the date (the "Resignation Date") which is the earlier to occur of:
(i) the date a successor is appointed (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to the Buyer and the Seller on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property and Interest, if any, until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto.

           (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

           (k) In the event of any disagreement between the Buyer and the Seller resulting in adverse claims or demands being made in connection with the Escrowed Property and Interest, if any, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property and Interest, if any, until the Escrow Agent shall have received (i) a Final Determination (as defined in Section 3(b) and accompanied by the opinion of counsel referred to in Section 3(b)) directing delivery of the Escrowed Property and Interest, if any, or (ii) a written agreement executed by the Buyer and the Seller directing delivery of the Escrowed Property and Interest, if any, in which event the Escrow Agent shall disburse the Escrowed Property and Interest, if any, in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

           (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $2,500 for the initial year paid by the Buyer at the time of execution of this Agreement and $2,000 annually thereafter, together with reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All fees and expenses of the Escrow Agent hereunder shall be paid by the Buyer. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder.

           (m) No prospectuses, press releases, reports and promotional material or other similar materials which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

           (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

     6. Time of Performance. Whenever, under the terms hereof, the time for performance of any provision shall fall on a date which is not a regular Business Day of the Escrow Agent, the performance thereof on the next succeeding regular Business Day by the Escrow Agent shall be deemed to be in full compliance with the terms hereof.

     7. Amendment; Termination. This Agreement may be modified only by a writing signed by all of the parties hereto. This Agreement shall terminate without further action of any party when all of the terms hereof shall have been fully performed.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

     9. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

     10. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

           If to Buyer:

           Carolina Wholesale Office Machine Company, Inc.
           425 East Arrowhead
           Charlotte, NC 28213
           Attn: Mr. Robert Pinion
           Fax: (800) 809-7123

           with a copy to:

           KMZ Rosenman
           401 S. Tryon Street
           Suite 2600
           Charlotte, NC 28202
           Attention: A. Victor Wray, Esq.
           Fax: (704) 444-2060

           If to Seller:

           Daisytek International Corporation
           1025 Central Expressway South
           Suite 200
           Allen, Texas 75013
           Attention: Dale Booth
           Fax: (972) 424-4604

           with a copy to:

           Vinson & Elkins L.L.P.
           2001 Ross Avenue
           Suite 3700
           Dallas, Texas 75201
           Attention: Paul E. Heath
           Facsimile: (214) 999-7976
           if to the Escrow Agent, to:

           Wells Fargo Bank Texas, N.A.
           1445 Ross Avenue, 2nd Floor
           MAC: T5303-022
           Dallas, Texas 75202
           Attn:  Nancye Patterson
           Telephone: (214) 777-4078
           Facsimile: (214) 777-4086

or to such other addresses as either party may provide to the other in writing.

     11. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     12. Taxpayer Identification Numbers. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the execution of this Agreement.

     13. Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     14. Assignment; Third Parties. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties, except as provided in Section 5(i). Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any other third party, except as provided in Section 5(i) with respect to a resignation by the Escrow Agent.

     15. Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules as to conflicts of law).

     16. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Property and Interest, if any, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses or other losses ("Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first written above.

                                        BUYER:

                                        CAROLINA WHOLESALE OFFICE MACHINE
                                        COMPANY, INC.


                                        By:
                                            ------------------------------------
                                        Name:  Robert  L. Pinion
                                        Title: Vice President


                                        SELLER:


                                        ARLINGTON INDUSTRIES, INC.
                                        Debtor-in-Possession


                                        By:
                                            ------------------------------------
                                        Name:  Dale Booth
                                        Title: President and Chief Executive
                                               Officer


                                        ESCROW AGENT:

                                        WELLS FARGO BANK


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       Exhibit C

                       Form of Bill of Sale and Assignment
                       -----------------------------------

     KNOW ALL MEN BY THESE PRESENTS THAT, ARLINGTON INDUSTRIES, INC., a debtor-in-possession and a Delaware corporation ("Arlington"), DAISYTEK INTERNATIONAL CORPORATION, a Delaware corporation (which joins herein for the limited purpose of conveying its interests in certain assets of Arlington as provided in Section 2.1 of the Purchase Agreement, as defined below) ("Daisytek")(Arlington and Daisytek hereinafter collectively referred to as "Grantor"), in consideration of the payment by CAROLINA WHOLESALE OFFICE MACHINE COMPANY, INC., a North Carolina corporation (the "Grantee"), of the consideration specified in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, convey, transfer, assign and deliver unto the Grantee, pursuant to that certain Asset Purchase Agreement, dated as of ______________, 2003 (the "Purchase Agreement"), by and among the Grantor and the Grantee, all of the Grantor's rights, titles, and interests in and to the Transferred Assets (as defined in the Purchase Agreement).

     This Bill of Sale and Assignment shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Bill of Sale and Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

     The Grantor covenants and agrees, for the benefit of the Grantee and its successors and assigns, without further consideration, and whenever and as often as required so to do by the Grantee and its successors and assigns, to execute and deliver to the Grantee such other instruments of conveyance, transfer, and assignment and take such other action as the Grantee may require more fully and effectively to transfer, assign and convey to and vest in the Grantee and its successors and assigns, and to put the Grantee and its successors and assigns in actual possession and operating control of, the Transferred Assets.

     The Grantor hereby constitutes and appoints the Grantee and its successors and assigns as Grantor's true and lawful attorneys with full power of substitution, in Grantor's name and stead but on behalf and for the benefit of the Grantee and its successors and assigns, to demand and receive any and all of the Transferred Assets and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute, at the expense and for the benefit of the Grantee and its successors and assigns, any and all proceedings at law, in equity or otherwise which the Grantee or its successors or assigns may deem proper for the collection or reduction to possession of any of the Transferred Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Transferred Assets which the Grantee or its successors or assigns shall deem desirable. The foregoing powers are coupled with an interest and are and shall be irrevocable by the Grantor or by dissolution of the Grantor or in any manner or for any reason whatsoever.

     Nothing in this Bill of Sale and Assignment, express or implied, is intended or shall be construed to confer upon, or to give to, any person, firm, corporation or other entity other than the Grantor, the Grantee, and their respective successors and assigns, any right or remedy under, or by reason of this Bill of Sale and Assignment or any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained in this Bill of Sale and Assignment shall be for the sole and exclusive benefit of the Grantor, the Grantee and their respective successors and assigns.

     Because this Bill of Sale and Assignment has been authorized pursuant to Order of the United States Bankruptcy Court for the Northern District of Texas relating to a plan of reorganization of the Arlington Industries, Inc., it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C.
Section 1146(c).

     The terms and conditions of this Bill of Sale and Assignment shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, each of the undersigned has executed this Bill of Sale and Assignment as of this __ day of _________, 2003


                                        ARLINGTON INDUSTRIES, INC.
                                        Debtor-in-Possession


                                        By:
                                            -----------------------------------
                                        Name:  Dale Booth
                                        Title: President and Chief Executive
                                               Officer


                                        DAISYTEK INTERNATIONAL CORPORATION


                                        For the limited purpose of conveying its interest in certain of the Transferred Assets as provided in Section 2.1 of the Purchase Agreement


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       Exhibit D

                          Form of Assumption Agreement
                          ----------------------------

     THIS ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this __ day of ____________, 2003, by and among ARLINGTON INDUSTRIES, INC. a debtor-in-possession ("Seller"), and CAROLINA WHOLESALE OFFICE MACHINE COMPANY, INC., a North Carolina corporation ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - --

     WHEREAS, concurrently with the execution and delivery hereof, the Seller has sold to the Buyer certain assets and properties of the Seller that are used or held for use in the business of distributing computer and office supplies and products, pursuant to that certain Asset Purchase Agreement, dated as of ______________, 2003 (the "Purchase Agreement"), by and among the Seller and the Buyer; and

     WHEREAS, pursuant to the Purchase Agreement, the Buyer has agreed to assume certain liabilities and obligations of the Seller.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyer hereby covenants and agrees with the Seller as follows:

     1. Effective as of the date hereof, the Buyer hereby agrees to assume and be solely responsible for the payment, performance and discharge of all of the Assumed Liabilities (as defined in the Purchase Agreement).

     2. This Agreement shall be subject to the terms and conditions set forth in the Purchase Agreement, and nothing contained in this Assumption Agreement shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

     3. The Buyer and the Seller hereby agree to execute and deliver any and all additional documents that the Buyer or the Seller may reasonably request in order to more fully effect the agreements set forth in this Agreement.

     4. The undertakings, covenants, and agreements set forth herein shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and assigns.

     5. The terms and conditions of this Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.


                                        SELLER:


                                        ARLINGTON INDUSTRIES, INC.
                                        Debtor-in-Possession


                                        By:
                                           -------------------------------------
                                        Name:  Dale Booth
                                        Title: President and Chief Executive
                                               Officer


                                        BUYER:


                                        CAROLINA WHOLESALE OFFICE MACHINE
                                        COMPANY, INC.


                                        By:
                                           -------------------------------------
                                        Name:  Robert L. Pinion
                                        Title: Vice President

                         Disclosure Schedule, Section 1
                         ------------------------------

                                Assumed Contracts

1.  Ameritech CompleteLink (local and toll free telephone services).

2.  Carson Dominguez Properties, L.P. (lease of Dominguez, CA, real property).

3.  Data Trak (software support for KEWILL Clippership software).

4.  Hewlett Packard (software support for HP computer system).

5.  Network Associates (virus defense software).

6.  NxTrend Technology, Inc. (software license).

7.  Shaheen & Company (lease of Tucker, GA real property).

8.  Sprint (telephone service).

9. The Manufacturers Life Insurance Co. (lease of Libertyville, Illinois real property).

10. United Parcel Service, Inc. (shipping services agreement).

                       Disclosure Schedule, Section 2.3(n)
                       -----------------------------------

                              Other Excluded Assets

None.

                     Disclosure Schedule, Section 3.5(a)(ii)
                     ---------------------------------------

                                  Cure Amounts

[to be delivered by Seller two days prior to Closing]

                       Disclosure Schedule, Section 5.1(b)
                       -----------------------------------

                           Seller's Required Consents

The consent of Bank of America, National Association, pursuant to the Credit Agreement, dated April 24, 2002, as amended, among Daisytek International Corporation, a Delaware corporation, Bank of America, National Association, and other lenders that from time to time may be parties thereto.

                       Disclosure Schedule, Section 5.1(c)
                       -----------------------------------

                     Seller's Conflicts, Defaults and Liens

None.

                        Disclosure Schedule, Section 5.3
                        --------------------------------

                                 Seller's Broker

Seller has engaged Houlihan Lokey Howard & Zukin Capital to advise it in connection with the sale of the Business for which Seller will be obligated to pay all fees and commissions.

                       Disclosure Schedule, Section 6.1(b)
                       -----------------------------------

                            Buyer's Required Consents

None.

                       Disclosure Schedule, Section 6.1(c)
                       -----------------------------------

                           Buyer's Conflicts and Liens

None.